UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2020

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Hamilton Street, Suite 500 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CAPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed in a Current Report on Form 8-K filed by CrossAmerica Partners LP (“CrossAmerica” or “the Partnership”) on December 17, 2018, the Partnership entered into an Asset Exchange Agreement (the “Asset Exchange Agreement”) with Circle K Stores Inc., a Texas corporation (“Circle K”), pursuant to which the Partnership and Circle K agreed to exchange (i) certain assets of the Partnership related to 56 convenience and fuel retail stores currently leased and operated by Circle K pursuant to a master lease that the Partnership previously purchased jointly with or from CST Brands, Inc. (the “master lease properties”) and 17 convenience and fuel retail stores currently owned and operated by the Partnership located in the U.S. Upper Midwest (the “Upper Midwest properties”), for (ii) certain assets of Circle K related to 192 (162 fee and 30 leased) company-operated convenience and fuel retail stores.  The transactions contemplated by the Asset Exchange Agreement were closed in a series of “tranche” closings, with the closing of the sixth and final tranche on September 15, 2020. With the closing of this tranche, the transactions contemplated under the Asset Exchange have concluded.

Also as previously disclosed in Current Reports on Form 8-K filed by CrossAmerica on May 22, 2019, September 5, 2019, February 26, 2020 and April 8, 2020 and on Form 10-Q for the quarter ended March 31, 2020 filed on May 6, 2020, the closings of the first five tranches of asset exchanges under the Asset Exchange Agreement occurred on May 21, 2019, September 5, 2019, February 25, 2020, April 7, 2020 and May 5, 2020.

On September 15, 2020, the closing of the sixth tranche of asset exchanges under the Asset Exchange Agreement occurred (the “Sixth Asset Exchange”). In this Sixth Asset Exchange, Circle K transferred to the Partnership 23 (17 fee; 6 leased) U.S. company-operated convenience and fuel retail stores having an aggregate value of approximately $20.4 million, and the Partnership transferred to Circle K the real property for four of the master lease properties having an aggregate value of approximately $20.0 million. Because the Sixth Asset Exchange represents the final closing contemplated by the Asset Exchange Agreement, Circle K also transferred a cash payment to the Partnership in connection with the closing, in accordance with the terms of the Asset Exchange Agreement.

In connection with the closing of the Sixth Asset Exchange, the stores transferred by Circle K were dealerized as contemplated by the Asset Exchange Agreement and Circle K’s rights under the dealer agreements and agent agreements that were entered into in connection therewith were assigned to the Partnership.

Relationship between the Parties.   Circle K and the Partnership are no longer related parties since November 19, 2019, when entities affiliated with Joseph V. Topper, Jr. purchased from subsidiaries of Circle K: 1) 100% of the membership interest in the sole member of the General Partner; 2) 100% of the IDRs issued by the Partnership; and 3) an aggregate of 7,486,131 common units of the Partnership. Joseph V. Topper, Jr. is the founder and, since November 19, 2019, chairman of the Board. See the Current Report on Form 8-K filed by CrossAmerica on November 21, 2019. Circle K and the Partnership have entered into real property leases and fuel supply agreements, among others. For more information about the relationship between the Partnership and Circle K, see the description thereof included in Part III, Item 13, “Certain Relationship and Related Party Transactions, and Director Independence” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Keenan D. Lynch
	Name:	Keenan D. Lynch
	Title:	General Counsel and Corporate Secretary

Dated: September 17, 2020